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                                                                    EXHIBIT 99.1

                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                            As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Alderwoods Group, Inc. (the "Company") for the twelve weeks ended March 22, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Dated: May 1, 2003


                                                ------------------------------
                                                Name:  Paul A. Houston
                                                Title: Chief Executive Officer



                                                ------------------------------
                                                Name:  Kenneth A. Sloan
                                                Title: Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Alderwoods Group, Inc. and will be retained by Alderwoods Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.